UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2021, the Board of Directors (the “Board”) of Exela Technologies, Inc. (the “Company”) appointed Sharon Chadha as a Class A director of the Company to serve until the 2021 Annual Meeting of Stockholders of the Company where she will stand for election for a three-year term. Mrs. Chadha is expected to chair the Company’s newly formed Corporate Social Responsibility Committee. With Mrs. Chadha’s appointment the Company satisfies the diversity objective set forth in Nasdaq Rule 5605(f).

Mrs. Chadha is married to Executive Chairman Par Chadha. Mrs. Chadha will be compensated on the same basis as all other non-management directors of the Company, which includes (i) a monthly cash retainer of $8,333 for her board membership, (ii) an initial equity award of $150,000 of restricted stock units that vests over a three-year period immediately prior to the first, second and third Annual Meetings, subsequent to the date of grant, (iii) an annual equity award of $110,000 of restricted stock units which vests on the first business day of 2022 (subject to approval of an increase in the Company’s 2018 Stock Incentive Plan or to be settled in cash), and (iv) certain per diems in accordance with the Company's policies for time spent addressing matters that are outside of routine board matters. Mrs. Chadha will receive a pro rata share of the annual director compensation for the 2021 calendar year.

There are no arrangements or understandings pursuant to which Mrs. Chadha was elected as a director. As the wife of Par Chadha and the founder of Rule 14, Mrs. Chadha may be deemed to have an indirect interest in certain transactions between the Company and Mr. Chadha and his family and affiliates, in each case that are described more fully in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, under the heading “Related-Party Transactions” and the subheadings “Relationship with HandsOn Global Management” and “Consulting Agreement”, as well as the transaction with Mr. Chadha that was disclosed on the Form 8-K filed September 16, 2021. All such relationships are presently ongoing.

In connection with her appointment as a director, Mrs. Chadha has placed an order to purchase $100,000 of Exela Common Stock from the Company at the prevailing market price to be executed 2 business days after the Company announces its financial results for the third quarter 2021.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 11, 2021, the Board approved an amendment to the Company’s bylaws, permitting the size of the Board to be increased from eight (8) to nine (9). The size of the Board was subsequently expanded to nine (9) directors with the appointment of Mrs. Chadha. A copy of this amendment is included as Exhibit 3.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Certificate of Amendment to Bylaws of Exela Technologies, Inc.
104	Cover Page Interactive Data FIle (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary